AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2001
                                                          REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



           ----------------------------------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

           ----------------------------------------------------------

                        SOUTHERN CALIFORNIA WATER COMPANY
             (Exact name of Registrant as specified in its charter)

                              CALIFORNIA 95-1243678
                (State or other jurisdiction of (I.R.S. Employer
              incorporation or organization) Identification Number)

           ----------------------------------------------------------

                           630 EAST FOOTHILL BOULEVARD
                           SAN DIMAS, CALIFORNIA 91773
                                 (909) 394-3600
               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

           ----------------------------------------------------------

                              MCCLELLAN HARRIS III
                           630 EAST FOOTHILL BOULEVARD
                           SAN DIMAS, CALIFORNIA 91773
                                 (909) 394-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

           ----------------------------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement as determined by market conditions.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
===============================================================================
      TITLE OF EACH CLASS OF                  PROPOSED MAXIMUM        AMOUNT OF
   SECURITIES TO BE REGISTERED               AGGREGATE OFFERING     REGISTRATION
                                                  PRICE(1)             FEE(1)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Debt Securities                                 $100,000,000          $25,000
===============================================================================
(1)Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
-------------------------------------------------------------------------------

===============================================================================
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

PROSPECTUS
                                                          Subject to Completion
                                                         Preliminary Prospectus
                                                         Dated November 15, 2001


                                  $100,000,000

                        SOUTHERN CALIFORNIA WATER COMPANY
                             630 East Foothill Blvd.
                           San Dimas, California 91773
                             Telephone: 909-394-3600
                                 DEBT SECURITIES

      We may from time to time offer the debt securities described in this prospectus. When we offer debt securities, we will provide you with a prospectus supplement describing the specific terms of the securities.

      The debt securities:

o     will be in one or more series;

o will be issued in amounts, with maturities, interest rates, offering prices and other terms set forth in a prospectus supplement; and

o will be sold by us through agents, to or through underwriters or dealers, or directly to purchasers.

      This prospectus may not be used to complete sales of debt securities unless accompanied by a prospectus supplement.

-------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
-------------------------------------------------------------------------

--------------------------------------------------------------------------



               The date of this prospectus is November __, 2001.


       The information is this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the Securities and Exhchange Commission is effective. This propsectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.

                                TABLE OF CONTENTS

   WHERE YOU CAN FIND MORE INFORMATION.......................................1
   INCORPORATION OF INFORMATION FILED WITH THE SEC...........................1
   SOUTHERN CALIFORNIA WATER COMPANY.........................................2
   USE OF PROCEEDS...........................................................2
   SELECTED FINANCIAL INFORMATION............................................2
   DESCRIPTION OF DEBT SECURITIES............................................3
   PLAN OF DISTRIBUTION......................................................6
   LEGAL MATTERS.............................................................7
   EXPERTS...................................................................7

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and in similar public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

      We have filed a registration statement with the SEC on Form S-3 under the Securities Act of 1933 covering the debt securities, which includes this prospectus. For further information about us and the debt securities, you should refer to the registration statement and the exhibits. This prospectus summarizes material provisions of agreements and other documents that we refer you to. However, because this prospectus might not contain all the information you find important, you should review the full text of these documents.

                INCORPORATION OF INFORMATION FILED WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

     o Quarterly Report on Form 10-Q for the periods Ended March 31, 2001, June 30, 2001 and September 30, 2001, and

     o      Annual Report on Form 10-K for the year ended December 31, 2000.

      We do not file proxy statements with the SEC.

      You may request a copy of our filings, at no cost, by writing or telephoning us at the following address:

               Corporate Secretary
               Southern California Water Company
               630 East Foothill Boulevard
               San Dimas, California 91773
               (909) 394-3600

      You should rely only on the information incorporated by reference or provided in this prospectus or the applicable prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front of the document.

                        SOUTHERN CALIFORNIA WATER COMPANY

      Our company is a wholly owned subsidiary of American States Water Company. None of our securities are listed on a national securities exchange. The common shares of American States Water Company are, however, traded on the New York Stock Exchange under the symbol "AWR."

      Our company was founded in 1929 and operates 39 water systems serving approximately 245,800 customers located in 75 communities in California. We also sell electricity to approximately 21,600 customers in the Big Bear area of California. We are regulated by the California Public Utilities Commission ("CPUC").

                                 USE OF PROCEEDS

      The net proceeds from the sale of the debt securities will be used for general public utility purposes. General public utility purposes include repayment of debt and capital expenditures. Proceeds may be temporarily invested in short-term securities or be used to reduce short-term borrowings. Proceeds may also be used to acquire public utility property.

                             SELECTED FINANCIAL DATA

      The following information is unaudited and was derived from our financial statements. The information is only a summary and does not provide all of the information contained in our financial statements and the periodic reports that we have filed with the SEC.




                              12-MONTHS           YEAR ENDED DECEMBER 31,
                                ENDED
                             --------------  ----------------------------------
                             --------------  ----------------------------------
                              SEPTEMBER
                              30, 2001        2000        1999         1998
                             --------------  ----------------------------------
                                             ----------------------------------
                                                   (DOLLARS IN THOUSANDS)
Statement of Income Data:
 Operating Revenues.......      $187,303     $181,895     $173,031      $147,995
 Operating Expenses.......       152,388      149,720      144,253       122,833
 Operating Income.........        34,915       32,175       28,778        25,162
 Other Income.............         (351)        (140)          509         1,231
 Interest Charges.........        14,733       14,350       12,945        11,207
 Net Income...............        19,831       17,685       16,342        15,186
 Earnings per Share.......       190,683      176,850      163,420       151,400

                                AS OF
                              SEPTEMBER              AS OF DECEMBER 31,
                                 30,
                             --------------  ----------------------------------
                             --------------  ----------------------------------
                                2001          2000        1999         1998
                             --------------  -----------------------------------
                                             -----------------------------------
                                                   (DOLLARS IN THOUSANDS)
Balance Sheet Data:
 Total Assets.............      $603,957    $566,529     $532,494       $484,175
 Long-Term Debt...........       186,851     167,062      167,363        120,809
 Shareholders Equity......       196,594     164,808      160,023        155,721
 Total Capitalization.....       383,445     331,870      327,386        276,530


      Set forth below are the ratios of earnings to fixed charges for the periods indicated:


                                     Page 2

                            12-MONTHS
                             ENDED

                            SEPTEMBER           YEAR ENDED DECEMBER 31,
                              30,
                            ----------  ----------------------------------------
                            ----------  ----------------------------------------
                             2001       2000   1999     1998    1997     1996
                            ----------  ----------------------------------------
                            ----------  ----------------------------------------
 Ratio of Earnings to        3.44       3.27   3.30     3.28    3.35     3.26
  Fixed Charges



                        DESCRIPTION OF DEBT SECURITIES

      We will issue the debt securities under an indenture that we have filed with the SEC (the "Indenture"). The following summary of the terms of the Indenture is not complete and you should carefully review the Indenture, the prospectus supplement and any securities resolution or supplemental indenture filed in connection with the offering of any debt securities.

      The Indenture does not limit the amount of other debt securities we may issue. The specific terms of any securities will be included in a securities resolution or supplemental indenture and described in a prospectus supplement. Some of the terms that may be included are:

     o     redemption at our option or in certain limited circumstances,

     o     redemption at your option, and

     o     any changes to or additional Events of Default or covenants.

      Unless otherwise specified in the prospectus supplement, we will issue the debt securities only as fully registered global debt securities. The maturity date, interest rate and interest payment date will be specified in the Prospectus Supplement.

STATUS OF DEBT SECURITIES

      The debt securities will be unsecured and unsubordinated and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. At the date of this Prospectus, we had no outstanding indebtedness for borrowed money secured by a mortgage or pledge of or lien on assets.

ABSENCE OF RESTRICTIVE COVENANTS

      We are not restricted by the Indenture from paying dividends or from incurring, assuming or becoming liable for any type of debt or other obligations, including obligations secured by our property. The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The Indenture does not contain a covenant or other provision that specifically is intended to afford you special protection in the event of a highly leveraged transaction.

SUCCESSOR CORPORATION

      The Indenture allows:

      o   us to consolidate or merge into any other person;

      o   any other person to consolidate or merge into us; or

      o us to transfer all or substantially all of our assets to any other person if, in each case, the surviving company:

      o is a person organized and existing under the laws of the United States or any state thereof;

      o assumes, by supplemental indenture, all of our obligations under the debt securities and the Indenture; and

      o immediately after such merger, consolidation or transfer, there is no default under the Indenture.

      We will be relieved from our obligations on the debt securities and under the Indenture if these conditions are satisfied.

      Subject to certain limitations in the Indenture, the Trustee may rely on an officer's certificate and an opinion of counsel from us as conclusive evidence that any consolidation, merger or transfer, and any related assumption of our obligations, complies with the Indenture.

EVENTS OF DEFAULT

      Unless otherwise indicated in the Prospectus Supplement, the term "Event of Default," when used in the Indenture, means any of the following:

       o default in the payment of any installment of interest on the debt securities, if the default continues for a period of 60 days;

       o default in the payment of the principal of the debt securities when the same becomes due and payable, if the default continues for three business days;

       o default in the deposit of any sinking fund payment, when and as the same becomes due and payable by the terms of the debt securities, if the default continues for three business days;

       o default for 90 days after notice in the performance of our other agreements applicable to the debt securities; the notice may be sent either by the Trustee or by holders of at least one-third in aggregate principal amount of the debt securities; the Trustee is required to notify you of any event that would become a default with notice if the Trustee has actual knowledge of the event;

     o certain events in bankruptcy, insolvency or reorganization of our company; or

     o any other Event of Default provided in the terms of the debt securities.

      The Indenture does not have a cross-default provision. Thus, a default by us on any other debt would not constitute an Event of Default. A default on one series of debt securities does not necessarily constitute a default on another. The Trustee may withhold notice to you of a default on the debt securities (except a payment default) if the Trustee considers the withholding of notice to be in your best interest.

      If an Event of Default on the debt securities has occurred and is continuing, the Trustee or the holders of not less than one-third in aggregate principal amount of the debt securities may declare the entire principal amount of the debt securities to be due and payable immediately. Subject to certain conditions, the holders of not less than a majority in aggregate principal amount of the debt securities may annul such declaration and rescind its consequences.

      We must file annually with the Trustee a certificate regarding our compliance with the Indenture.

      The Trustee may require a reasonable indemnity from you before it enforces the Indenture or the debt securities. Subject to these provisions for indemnification, the holders of a majority in principal amount of the debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, for the debt securities.

MODIFICATION OF INDENTURE

      Unless indicated in the prospectus supplement, the holders of not less than a majority in aggregate principal amount of all outstanding debt securities, voting together as a single class, may, with certain exceptions described below, modify the Indenture. We may not, however, modify any terms relating to the amount or timing of payments or reduce the percentage of holders required for modifications to the Indenture without your consent.

      We may modify the Indenture without your consent to:

      o  create a new series of debt securities and establish its terms;

      o  cure ambiguities or fix omissions;

      o comply with the provisions of the Indenture regarding successor corporations; or

      o make any change that does not materially adversely affect your rights as a holder of the debt securities.

DEFEASANCE

      Unless otherwise provided in the prospectus supplement, we may either:

      o terminate as to the debt securities all of our obligations (except for our obligation to pay all amounts due on the debt securities in accordance with their terms and certain other obligations with respect to the transfer or exchange of a debt securities and the replacement of destroyed, lost or stolen debt securities); or

      o terminate as to the debt securities our obligations, if any, under the covenants described in the applicable prospectus supplement.

      We may exercise either defeasance option, even if we have already exercised the other defeasance option. If we terminate all of our obligations, a series may not be accelerated because of an Event of Default. If we terminate our covenants, a series may not be accelerated by reference to the covenants described in the prospectus supplement.

      To exercise either defeasance option as to the debt securities, we must deposit in trust with the Trustee money or U.S. government obligations sufficient to make all payments on the debt securities to redemption or maturity. We must also comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to you for Federal income tax purposes.

THE TRUSTEE

      Unless otherwise indicated in a prospectus supplement, Chase Manhattan Bank and Trust Company, National Association will act as Trustee, registrar, transfer and paying agent for the debt securities. We may remove the Trustee with or without cause if we notify the Trustee 30 days in advance and if no default occurs or is continuing during the 30-day period.

      In certain circumstances, the Trustee may not exercise its rights as one of our creditors. The Trustee may, however, engage in certain other transactions with us. If the Trustee acquires any conflicting interest as a result of any of these transactions and there is a default under the debt securities, the Trustee must eliminate the conflict of interest or resign.

GOVERNING LAW

      The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of California.

                              PLAN OF DISTRIBUTION


      We may sell the debt securities:

      o     through agents;

      o     to or through dealers;

      o     to or through underwriters; or

      o     directly to purchasers.

      A prospectus supplement for the specific debt securities will contain the names of any agents, underwriters or dealers, and any applicable commissions or discounts.

      The debt securities may be sold to underwriters for their own account and may be resold to the public from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. A prospectus supplement will set forth any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      The debt securities may be sold directly by us, or through agents we may designate from time to time. A prospectus supplement will set forth any commission payable by us to an agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

      The net proceeds to us from the sale of the debt securities will be the purchase price of the debt securities less any discounts or commissions and the other attributable expenses of issuance and distribution.

      We have agreed to indemnify underwriters and agents against certain civil liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriters or agents may be required to make.

      Each series of debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom the debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Unless otherwise specified in the Prospectus Supplement the debt securities will not be listed on any national securities exchange.

                                  LEGAL MATTERS

      O'Melveny & Myers LLP will pass on the validity of the debt securities for us.

                                     EXPERTS

      The audited financial statements and schedules incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Registration fee.....................................   $ 25,000
Rating agency fees...................................     45,000
Printing and engraving expenses......................     70,000*
Accounting fees and expenses.........................     15,000*
Legal fees and expenses..............................    100,000*
Fees and expenses of Transfer Agent, Trustee and           9,000*
Depositary...........................................
Miscellaneous........................................    165,000*
      Total..........................................   $429,000

-------------
* Expenses are estimated except for the registration fee and rating agency fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 317 of the General Corporation Law of California provides that a corporation has the power, and in some cases is required, to indemnify an agent, including a director or officer, who was or is a party or is threatened to be made a party to any proceeding, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. The Company's Bylaws provide for the indemnification of directors, officers and agents as allowed by statute. In addition, the Company has purchased directors and officers insurance policies that provide insurance against certain liabilities of directors and officers of the Company.

ITEM 16.  EXHIBITS.

  EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBIT
  ------                      ----------------------
    1.01    Form of Underwriting Agreement (to be filed by Form 8-K).
    4.01    Indenture dated September 1, 1993 between the Company and
            Chemical Trust Company of California, as trustee (incorporated by reference to the Company's Current Report on Form 8-K, Commission file no. 33-62832).
    5.01 Opinion of O'Melveny & Myers LLP as to the validity of Debt Securities issued by the Company.
   12.01    Computation of Ratio of Earnings to Fixed Charges of the
            Company.
   23.01    Consent of Arthur Andersen LLP.
   23.02    Consent of O'Melveny & Myers LLP (included in Exhibit
            5.01).
   24.01    Power of Attorney (included on page II-4 and II-5).
   25.01    Form T-1 Statement of Eligibility under the Trust
            Indenture Act of 1939
            of Chemical Trust Company of California under the Indenture relating to the Debt Securities (incorporated by reference to Exhibit 25 to the Company's Registration Statement No. 33-62832).


ITEM 17.  UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions described in Item 15 above, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on November 14, 2001.

                               SOUTHERN CALIFORNIA
                               WATER COMPANY


                               By:    /S/ FLOYD E. WICKS
                                      ---------------------------------
                               Name:   Floyd E. Wicks
                               Title:  Principal Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Each person whose signature appears below authorizes Floyd E. Wicks and McClellan Harris III, and each of them, as attorneys-in-fact, to sign any amendment, including post-effective amendments, to this Registration Statement on his or her behalf, individually and in each capacity stated below, and to file any such amendment.


     SIGNATURE                        TITLE                          DATE

Floyd E. Wicks        /S/ FLOYD E. WICKS                      November 14, 2001
                     ------------------------------
                     Principal Executive Officer, President,
                     Chief Executive Officer and Director


McClellan Harris III  /S/ MCCLELLAN HARRIS III                November 14, 2001
                     ------------------------------
                     Principal Financial Officer and
                     Principal Accounting Officer, Vice
                     President - Finance, Chief Financial
                     Officer, Treasurer and Secretary


Lloyd E. Ross         /S/ LLOYD E. ROSS                       November 14, 2001
                     ------------------------------
                     Chairman of the Board and Director


James L. Anderson     /S/ JAMES L. ANDERSON                   November 14, 2001
                     ------------------------
                     Director


Jean E. Auer          /S/ JEAN E. AUER                        November 14, 2001
                     ------------------------
                     Director


N.P. Dodge, Jr.       /S/ N.P. DODGE, JR.                     November 14, 2001
                     ------------------------------
                     Director

Robert F. Kathol      /S/ ROBERT F. KATHOL                    November 14, 2001
                     ------------------------------
                     Director


Anne Holloway         /S/ ANNE M. HOLLOWAY                    November 14, 2001
                     ------------------------
                     Director